Exhibit 99.1

Zoned Properties Reports Second Quarter 2021 Financial Results

Revenue Increases 83% in Second Quarter, Year-Over-Year; Driven by Diversified Services

SCOTTSDALE, Ariz., August 12, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced its financial results for the three and six months ended June 30, 2021.

Second Quarter 2021 & Six Months Ended June 30, 2021 Financial Results

●	Revenue increased 83% to $550,064 for the second quarter of 2021, compared to $299,824 for the second quarter of 2020. This increase in revenues was primarily attributable to an increase in rent revenues from the Significant Tenant of $22,756 and an increase in brokerage revenues of $236,592, offset by a decrease in advisory revenues of $9,108.

●	Operating expenses increased 41.5% to $410,411 for the second quarter of 2021, compared to $290,071 for the second quarter of 2020, an increase primarily due to the payment of brokerage commission splits of $188,296 on brokerage revenues.

●	Income from operations amounted to $139,653 for the second quarter of 2021, compared to income from operations of $9,753 for the second quarter of 2020, an increase of $129,900.

●	Net income was $112,594, or $0.01 per basic share and $0.00 per diluted share, for the second quarter of 2021, compared to a net loss of $18,927, or $0.00 per basic and diluted share, for the second quarter of 2020.

●	Net cash provided by operating activities was $284,408 for the six months ended June 30, 2021, compared to $72,232 for the six months ended June 30, 2020.

●	As of June 30, 2021, Zoned Properties had cash of $1,031,316, compared to $699,335 as of December 31, 2020.

Second Quarter 2021 & Six Months Ended June 30, 2021 Company Highlights

●	Zoned Properties made meaningful progress recruiting for the expansion of the Company’s leadership team during the first two quarters of 2021, subsequently appointing Berekk Blackwell as Chief Operating Officer, Patrick Moroney as Director of Real Estate, and Joseph Lewis as Designated Broker. Under the leadership of Bryan McLaren, Chief Executive Officer, the expanding leadership team is expected to continue to grow the Company’s core real estate service verticals: Advisory Services, Brokerage Services, Franchise Services, and PropTech Services.

o	Zoned Properties Advisory Services: The Company’s team of national advisors that specialize in emerging and regulated industries, including regulated cannabis, have continued to increase the number and frequency of client engagements for project services with plans to add 3 to 5 new team members by year-end 2021.

o	Zoned Properties Brokerage Services: The Company completed the transition of its licensed commercial real estate brokerage team into a wholly-owned, in-house brokerage. The transition and creation of the Zoned Properties Brokerage Services division will allow the team to better serve clients, and also recognize commission-based revenue as top-line revenue for Zoned Properties.

o	Zoned Properties Franchise Services: Zoned Properties completed an additional $100,000 strategic investment into national cannabis retail franchisor, Open Dør Dispensaries, increasing its investment to a total of $200,000 as a convertible debenture. Zoned Properties will benefit both directly and indirectly from this investment as the Company will receive a percentage of initial franchise fees and renewal fees, and may also convert its investment for up to a 33% equity stake in the franchisor organization. Zoned Properties anticipates playing a significant role in real estate operations as the franchisor’s real estate partner.

o	Zoned Properties PropTech Services: Zoned Properties completed strategic investments into, and finalized partnerships with, two separate Property Technology (“PropTech”) data and software service platforms. The first investment and partnership, with Zoneomics Corporation, intends to pioneer a GIS zoning and mapping platform to assist with property identification in emerging and highly regulated industries, such as regulated cannabis. The second investment and partnership, with Beakon, LLC, intends to leverage an existing consumer marketing application to drive foot-traffic to brick and mortar retail locations in the regulated cannabis industry.

●	Zoned Properties Property Portfolio: The Company leveraged its property portfolio to receive a commitment of at least $8 million from its significant tenants, to be applied toward facility infrastructure expansion at its properties located in Chino Valley, Arizona and Tempe, Arizona. The Company’s significant tenants have completed improvements totaling in excess of $8 million and have satisfied the associated contractual obligation. As soon as the improved, rentable areas have received required approvals for occupancy and commencement of operations, the Company and its significant tenants expect to complete the appropriate amendments to the Lease Agreements, recognizing the appropriate increases to rentable square footage and increases to base rental rates.

●	Zoned Properties Property Portfolio: The Company completed the sale of its Gilbert, Arizona property, a non-core asset, for net proceeds of $322,332, providing for a gain of $51,944.

“The transition of legacy cannabis operators into a regulated cannabis marketplace has been emerging at a scale and pace beyond what most data projections have accounted for among industry experts. The leadership team at Zoned Properties has been expanding our real estate services and best practices to help integrate legacy operators into modern communities through a full-spectrum of real estate services, creating value and opportunity for business operators, local communities, and our own Company,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “This is such an exciting time for the regulated cannabis industry as a whole, and our team at Zoned Properties is proud to be working towards evolving commercial real estate development practices for emerging and highly regulated industries.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 14269 N. 87th Street, Suite 205, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2020, and to date have not experienced in 2021, any material changes to our operations from COVID-19. We do not anticipate any such material changes for the remainder of 2021. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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